EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Spirit Airlines, Inc. 2015 Incentive Award Plan, of our reports dated February 18, 2015, with respect to the financial statements of Spirit Airlines, Inc. and the effectiveness of internal controls over financial reporting of Spirit Airlines, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP Certified Public Accountants

Miami, Florida
August 7, 2015